SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 19, 2002
(Date of Earliest Event Reported)

Bio Standard Corporation
(Exact Name of Registrant as Specified in its Charter)

Florida	0-26307	65-0873448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Clematis Street, Suite 3000, West Palm Beach, FL		33401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561)-651-7336

Table of Contents

Page
Item 1. Changes in Control of Registrant	3
Item 2. Acquisition or Disposition of Assets	3
Item 3. Bankruptcy or Receivership	3
Item 4. Changes in Registrant’s Certifying Accountants	3
Item 5. Other Events and Regulation FD Disclosure	3
Item 6. Resignations of Directors and Executive Officers	3
Item 7. Financial Statements and Exhibits	4
Item 8. Changes in Fiscal Year	4

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OF ASSETS

On September 19, 2002, the Company entered into a Share Exchange Agreement, pursuant to which the Company has acquired 21% of the issued and outstanding shares of common stock of Palm Beach Rejuvenation Centre, Inc. ("PBRC"), a Florida corporation. The consideration for the acquisition of 21% of PBRC shares was based upon a share exchange pursuant to which the Company issued 2,000,000 million shares of the Company's common stock to the two shareholders of PBRC. The Company was also granted the right during the two-year period from September 19, 2002, to acquire an additional 59% of the PBRC shares for $16 million in cash or the Company's shares. If the payment is made in the Company's shares, it will be based upon the average closing bid price of the shares during the ten day period prior to the exercise of the option. The value of the 2,000,000 shares issued in connection with the initial 21% was $400,000. The Company considered in determining the number of shares issuable for the initial 21% the revenue growth and projected future revenue growth of PBRC. Prior to the Share Exchange Agreement, there was  no material relationship between the Company and PBRC.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Description of Exhibit	Page
10(i) 1 Share Exchange Agreement between the Company and Palm Beach Rejuvenation Centre, Inc. dated September 19, 2002	-
10(i) 2 Option Agreement between the Company and Palm Beach Rejuvenation Centre, Inc. dated September 19, 2002	-

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio Standard Corporation
By: /s/ Thomas J. Craft, Jr.
President and Director
Date: September 30, 2002